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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 26, 2006


                         MACKINAC FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


                MICHIGAN                 0-20167                 38-2062816
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       (State or other jurisdiction    (Commission              (IRS Employer
              of incorporation)        File Number)          Identification No.)


              130 SOUTH CEDAR STREET
               MANISTIQUE, MICHIGAN                                49854
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     (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (800) 200-7032


                                (NOT APPLICABLE)
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         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS.


         On July 26, 2006, the Board of Directors of Mackinac Financial Corporation (the Corporation), acting upon the recommendation of its Nominating Committee, elected Lewis Brooks Patterson, age 67, to the Board of Directors of the Corporation. Mr. Patterson serves as the County Executive of Oakland County, Michigan. In addition, on July 26, 2006, Mr. Patterson became a member of the Corporation's Nominating, Compensation and Audit Committee(s).

         As a director of the Corporation, Mr. Patterson and the Corporation will enter into an indemnification agreement. A copy of the form of indemnification agreement between the Corporation and directors may be found in
Exhibit 10.3 to the Corporation's Current Report on Form 8-K filed December 16, 2004. In addition, as a non-employee director of the Corporation, Mr. Patterson will receive compensation for his services as a director. A description of the compensation paid to non-employee directors of the Corporation may be found in the Corporation's Proxy Statement for its annual meeting of Shareholders held May 31, 2006 filed May 1, 2006.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Mackinac Financial Corporation


Date: July 31, 2006                By        /s/ Ernie R. Krueger
                                         -------------------------------------
                                         Ernie R. Krueger
                                         SVP/Controller